EXHIBIT 99.3

INSTRUCTIONS TO REGISTERED HOLDERS AND/OR DTC PARTICIPANTS

CHATTEM, INC.

Instruction to Registered Holder and/or Depository

Trust Company Participant from Beneficial Owner for

Floating Rate

Senior Notes due 2010

and

7% Senior Subordinated Notes due 2014

Pursuant to the Prospectus dated             , 2004

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM.,

NEW YORK CITY TIME, ON             , 2004, UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holder and/or Depository Trust Company Participant

The undersigned hereby acknowledges receipt of the Prospectus dated             , 2004 (the “Prospectus”) of Chattem, Inc., (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the Company’s offer (the “Exchange Offer”) to exchange its Exchange Floating Rate Notes and Exchange Fixed Rate Notes for, respectively, its outstanding Original Floating Rate Notes and Original Fixed Rate Notes. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Floating Rate Notes and Original Fixed Rate Notes held by you for the account of the undersigned.

The aggregate face amount of Original Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

$             of Original Floating Rate Notes.

$             of Original Fixed Rate Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	To TENDER the following Original Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF ORIGINAL NOTES TO BE TENDERED (IF LESS THAN ALL):

$             of Original Floating Rate Notes.

$             of Original Fixed Rate Notes.

☐	NOT to TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the Exchange Notes or book entry interest therein to be acquired by the undersigned (the “Beneficial Owner(s)”) in connection with the Exchange Offer are being acquired in the ordinary course of business of the undersigned; (ii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the Exchange Notes; (iii) the undersigned is not an “affiliate” of the Company as defined in Rule 405 of the Securities Act; (iv) if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes within the meaning of the Securities Act; and (v) if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, the undersigned acknowledges that it will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Company may require the undersigned, as a condition to the undersigned’s eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of “beneficial owners” within the meaning of Rule 13d-3 under the Exchange Act of 1934, as amended (the “Exchange Act”), on behalf of whom the undersigned holds the Original Notes to be exchanged in the Exchange Offer. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, it represents that the Original Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a Prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Name of Beneficial Owner(s)

Signature

Name(s) (Please Print)

Address

Telephone Number

Taxpayer Identification or Social Security Number

Date

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